UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
SYNCHRONOSS TECHNOLOGIES, INC. (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF SPECIAL MEETING AND PROXY STATEMENT

Synchronoss Technologies, Inc.
200 Crossing Boulevard, 8th Floor
Bridgewater, New Jersey 08807

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
OF SYNCHRONOSS TECHNOLOGIES, INC.
Notice is hereby given that Synchronoss Technologies, Inc. (the “Company”) will hold a special meeting of stockholders (the “Special Meeting”) on December 4, 2023 at 9:00 a.m. Eastern Time via a live interactive audio webcast on the internet. You will be able to vote and submit your questions at www.virtualshareholdermeeting.com/SNCR2023SM during the meeting. We are holding the Special Meeting for the following purposes, which are more fully described in the accompanying proxy statement:
•
Approval of a proposal to amend the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, $0.0001 par value (“Common Stock”) at a ratio in the range of 1-for-5 to 1-for-20, such ratio to be determined by the Company’s Board of Directors at a later date, and an associated reduction in the number of shares of Common Stock the Company is authorized to issue (the “Authorized Capital Change”) to be effective upon a date determined by the Board of Directors (the “Board”) no later than December 31, 2023 (the “Reverse Stock Split Proposal”); and

•	Approval of a proposal to amend the Company’s Certificate of Incorporation to limit the liability of certain officers in limited circumstances (the “Exculpation Proposal”).
•
Approval of a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal (the “Adjournment Proposal”).

A printed copy of the proxy statement for our Special Meeting of Stockholder (the “Proxy Statement”) is being mailed to stockholders of record on or about November 13, 2023. The Proxy Statement contains instructions on how to access the Proxy Statement through the internet, and also provides instructions on how to vote online, by telephone or by mail and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following internet address: http://materials.proxyvote.com/SNCR2023SM.
The foregoing items of business are more fully described in the Proxy Statement. The stock transfer books will not be closed between the record date and the date of the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at Synchronoss’ corporate headquarters at the address listed above for the ten-day period prior to the Special Meeting.
Only stockholders of record at the close of business on November 8, 2023 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting as set forth in the Proxy Statement.
If you have any questions concerning the Special Meeting or the proposals, please contact our Investor Relations at (949) 574-3860 or MacKenzie Partners, Inc., our proxy solicitor, at (800) 322-2885. For questions regarding your stock ownership, you may contact our transfer agent, Equiniti, by e-mail through their website at equiniti.com/us/ or by phone at (800) 468-9716.
By order of the Board of Directors,

Christina B. Gabrys
Chief Legal Officer and Corporate Secretary
November 13, 2023
Synchronoss Technologies

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON DECEMBER 4, 2023.
The Proxy Statement is available at http://materials.proxyvote.com/SNCR2023SM.
WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING VIA THE LIVE WEBCAST, PLEASE FOLLOW THE INTERNET VOTING INSTRUCTIONS ON YOUR PROXY CARD TO ASSURE REPRESENTATION OF YOUR SHARES.
Synchronoss Technologies

Synchronoss Technologies i

PROXY SUMMARY
Proxy Summary
This proxy statement (“Proxy Statement”) is furnished in connection with solicitation of proxies by our Board of Directors (“Board”) for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held via a live interactive audio webcast on the Internet at 9:00 a.m. Eastern Time on December 4, 2023, and any postponements or adjournments thereof. Beginning on or about November 13, 2023, we mailed to our stockholders a printed copy of the Proxy Statement containing instructions on how to access our proxy materials. As used in this Proxy Statement, the terms “Synchronoss,” the “Company,” “we,” “us,” and “our” mean Synchronoss Technologies, Inc. and its subsidiaries unless the context indicates otherwise.
Special Meeting
Date: December 4, 2023	Time: 9:00 a.m. ET	Location: www.virtualshareholder meeting.com/SNCR2023SM
Ways to Vote If you are a stockholder of record, you may cast your vote in any of the following ways:

Vote in Person	Vote by Mail	Vote by Telephone	Vote by Internet
Instructions on how to attend and vote at the Special Meeting are described at www.virtualshareholder meeting.com/SNCR2023SM	If you received printed copies of the proxy materials by mail, you may vote by proxy by filling out, signing and dating the proxy card, and returning it in the envelope provided.	You may vote by proxy by telephone by following the instructions provided in the proxy card, by calling (800) 690-6903.	You may vote by proxy via the Internet at www.proxyvote.com by following the instructions provided in the proxy card.
If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to your proxy materials or other information forwarded by your bank or broker to see which voting options are available to you.
Proposals to be Voted On:
The following proposals will be voted on at the Special Meeting of Stockholders.
Proposals		Board Recommendation	Required Vote
1	Reverse Stock Split	✔ For	Majority Outstanding
2	Exculpation	✔ For	Majority Outstanding
3	Adjournment	✔ For	Majority Voted
“Majority Outstanding” means a “For” vote from the majority of the outstanding shares of our Common Stock.
“Majority Voted” means a “For” vote from the majority of shares of our Common Stock that are present at the Special Meeting or represented by proxy and cast affirmatively or negatively at the Special Meeting.
Synchronoss Technologies 1

PROXY SUMMARY
Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of United States securities laws, including without limitation, statements regarding potential delisting of our Common Stock. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “goal,” “believe,” “will,” “may,” “plan,” “expect,” “intend,” “priority,” “outlook,” “guidance,” “objective,” “forecast,” “anticipate,” “estimate,” “seek,” “trend,” “target” and “strategy,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this proxy statement is filed with the SEC. Important factors that may affect future results and outcomes include, but are not limited to those set forth in our 2022 annual report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any voting or investment decision. The forward-looking statements contained in this proxy statement should not be relied on as representing our expectations or beliefs as of any time subsequent to the time this proxy statement is first filed with the SEC, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time.
2 Synchronoss Technologies

Questions & Answer about this Proxy Material & Voting Matters
Q:	Why am I receiving these proxy materials?
A:
Our Board is providing these proxy materials to you in connection with the solicitation of proxies for use at the Special Meeting to be held on December 4, 2023 at 9:00 a.m. Eastern Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth within this statement. This Proxy Statement and accompanying form of proxy card are being made available to you on or about November 13, 2023. This Proxy Statement includes information that we are required to provide to you under rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

Q:	What is included in the proxy materials?
A:	The proxy materials include:
•	This Proxy Statement for the Special Meeting; and
•	The proxy card or a voting instruction form for the Special Meeting, if you have received the proxy materials in the mail.
Q:	How can I get electronic access to the proxy materials?
A:
The Company’s proxy materials are available at http://materials.proxyvote.com/SNCR2023SM and at www.synchronoss.com. Our website address is included for reference only. The information contained on our website is not incorporated by reference into this Proxy Statement.

You can find directions on how to instruct us to send future proxy materials to you by email at www.proxyvote.com. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will continue until you terminate it.
Q:	Who can vote at the Special Meeting?
A:
Our voting securities consist solely of our common stock (“Common Stock”), of which 93,336,771 shares were outstanding on the record date. Our Series B Preferred Stock (the “Series B Preferred Stock”), of which 60,826 shares were outstanding on the record date, are non-voting and non-convertible. Only holders of our Common Stock are entitled to vote at the Special Meeting in connection with the matters set forth in this Proxy Statement. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at our principal executive offices at 200 Crossing Boulevard, 8th Floor, Bridgewater, New Jersey for the ten-day period prior to the Special Meeting.

Q:	How do I vote at the Special Meeting?
A:	Stockholder of Record: Shares Registered in Your Name
If, on November 8, 2023, your shares of Common Stock were registered in your name with our transfer agent, Equiniti, then you are a stockholder of record and may vote at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy on the internet or via telephone as instructed below or submit your proxy card to ensure your vote is counted.
If you are a stockholder of record, you may vote at the Special Meeting or by one of the following methods:
•	By Internet — You may vote by proxy via the internet at www.proxyvote.com by following the instructions provided in the proxy materials, by following the instructions provided in the proxy card.
•	By Telephone — You may vote by proxy via telephone by following the instructions provided in the proxy materials by mail, by calling the toll-free number found on the proxy card.
•	By Mail — If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.
Synchronoss Technologies 3

•	By Internet During the Special Meeting — Instructions on how to attend and vote at the Special Meeting are described at www.virtualshareholdermeeting.com/SNCR2023SM.
Please note that the internet (other than during the Special Meeting) and telephone voting facilities for stockholders of record are available 24 hours a day and will close at 11:59 p.m., Eastern Time on December 4, 2023. The individuals named as proxies will vote your shares in accordance with your instructions.
We provide internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote. However, please be aware that you are responsible for any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on November 8, 2023, your shares of Common Stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you may direct your broker or other agent on how to vote the shares in your account.
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received instructions for granting proxies with these proxy materials from that organization rather than from us. A number of brokers and banks participate in a program provided through Broadridge Financial Services that enables beneficial holders to grant proxies to vote shares via telephone or the internet. If your shares are held by a broker or bank that participates in the Broadridge program, you may grant a proxy to vote those shares telephonically by calling the telephone number on the instructions received from your broker or bank, or via the internet at Broadridge’s website at www.proxyvote.com. To vote by internet during the Special Meeting, you must obtain your 16-digit control number from your broker, bank, or other agent.
Q:	What do I need to be able to attend the Special Meeting online?
A:
We will be hosting our Special Meeting via live webcast only. Any stockholder can attend the Special Meeting live online at www.virtualshareholdermeeting.com/SNCR2023SM. The webcast will start at 9:00 a.m. Eastern Time on December 4, 2023. Stockholders may vote and ask questions while attending the Special Meeting online. In order to be able to attend the Special Meeting, you will need the 16-digit control number, which is located on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Special Meeting are also posted online at www.proxyvote.com.

Q:	How many votes do I have?
A:	Each share of our Common Stock you owned on the record date entitles you to one vote on each matter that is voted on.
Q:	What if I do not make specific voting selections?
A:	Stockholder of Record — If you are a stockholder of record and you:
•	Indicate when voting on the internet or by telephone that you wish to vote as recommended by our Board, or
•	Sign and return a proxy card without giving specific voting instructions, then your shares will be voted “For” the approval of the Reverse Stock Split Proposal, “For” the approval of the Exculpation Proposal, and “For” the Adjournment Proposal. If any other matter is properly presented at the Special Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Beneficial Owner — If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on any matter with respect to your shares. This is generally referred to as a “broker non-vote.”
4 Synchronoss Technologies

Q:	Can I change my vote after submitting my proxy?
A:	Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:
•
You may change your vote using the internet or telephone methods described above prior to 11:59 p.m., Eastern Time on December 4, 2023, in which case only your latest internet or telephone proxy submitted prior to the Special Meeting will be counted.

•	You may submit another properly completed timely proxy card with a later date.
•	You may send a written notice that you are revoking your proxy to our Secretary at 200 Crossing Boulevard, 8th Floor, Bridgewater, New Jersey 08807.
•	You may attend and vote during the Special Meeting. Simply attending the meeting will not, by itself, revoke your previously delivered proxy.
If you are a beneficial owner of your shares and wish to change or revoke your previously delivered proxy, you must contact the broker, bank or other agent holding your shares and follow their instructions for changing your vote.
Q:	Who is paying for this proxy solicitation?
A:
We will pay for the entire cost of soliciting proxies for the Special Meeting. In addition to the proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We have retained MacKenzie Partners. Inc. to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement of out-of-pocket expenses. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials.

Q:	What does it mean if multiple members of my household are stockholders, but we only received one full set of proxy materials in the mail?
A:
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders at that address. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Proxy Statement, stockholders should send their requests to our principal executive offices, Attention: Secretary. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	How are votes counted?
A:
Each share of Common Stock is entitled to one vote. Our Series B Preferred Stock is non-voting and not convertible into Common Stock. Votes will be counted by the inspector of election appointed for the Special Meeting. Prior to the Special Meeting, the inspector will sign an oath to perform his or her duties in an impartial manner and according to the best of his or her ability. The inspector will determine the number of shares represented at the Special Meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties. The determination of the inspector of elections as to the validity of proxies will be final and binding.

Q:	What vote is required to approve each proposal?
The approval of the Reverse Stock Split Proposal and the Exculpation Proposal will require a “For” vote from the majority of the outstanding shares of our Common Stock. The approval of the Adjournment Proposal will require a “For” vote from the majority of the outstanding shares that are present at the Special Meeting or represented by proxy and cast affirmatively or negatively at the Special Meeting.
If there are insufficient votes to approve any of the matters, your proxy may be voted by the persons named in the proxy to adjourn the Special Meeting in order to solicit additional proxies in favor of the approval of such proposal(s). If the Special Meeting is
Synchronoss Technologies 5

adjourned for any reason, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original Special Meeting unless you revoke or withdraw your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Special Meeting.
Q:	Is my vote confidential?
A:	Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.
Q:	What is the quorum requirement?
A:
A quorum of stockholders is necessary to hold a valid stockholders meeting. A quorum will be present if a majority of the voting power of all of the Company’s outstanding shares is represented by stockholders present at the Special Meeting or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or vote at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If a quorum is not present, the chair of the meeting or the holders of a majority of the votes present at the Special Meeting may adjourn the Special Meeting to another date. Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Special Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to the proposals until the polls have closed for voting on the proposals.

Abstentions. Abstentions will have the same effect as a vote against the Reverse Stock Split Proposal and the Exculpation Proposal. Abstentions will have no effect on the outcome of the Adjournment Proposal, as abstentions do not constitute shares that have actually been voted.
Broker Non-Votes. If you are a beneficial owner of shares held by a broker and/or other nominee and you do not instruct your broker and/or other nominee how to vote your shares, your broker and/or other nominee may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), which are also applicable to Nasdaq-listed companies, brokers and/or other nominees that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters. A broker non-vote occurs when a broker and/or other nominee has not received voting instructions from the beneficial owner of the shares and the broker and/or other nominee cannot vote the shares at its discretion because the matter is considered “non-routine” under NYSE rules or did not vote the shares on a “routine” matter. Each of the Reverse Stock Split Proposal, Exculpation Proposal and the Adjournment Proposal is considered to be a “routine” matter under NYSE rules; thus if you do not return voting instructions to your broker and/or other nominee by its deadline, or you provide a proxy without giving specific voting instructions, your shares may be voted by your broker and/or other nominee in its discretion on each of the Reverse Stock Split Proposal, Exculpation Proposal and the Adjournment Proposal. In the event that any broker non-votes are received, they will have the same effect as a vote against the Reverse Stock Split Proposal and the Exculpation Proposal, and will have no effect on the outcome of the Adjournment Proposal.
Q:	How can I find out the results of the voting at the Special Meeting?
A:
Preliminary voting results will be announced at the Special Meeting. Final voting results will be set forth in a Current Report on Form 8-K to be filed by the Company with the SEC no later than four business days after the Special Meeting.

Q:	How can I submit a question at the Special Meeting?
A:
If you want to submit a question during the Special Meeting, log into www.virtualshareholdermeeting.com/SNCR2023SM, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be read and answered during the meeting, subject to time constraints. The Company will have the questions and answers available after the Special Meeting and will provide them upon request.

Q:	What if I have technical difficulties or trouble accessing the Special Meeting?
A:
If you encounter any technical difficulties with the virtual meeting platform on the meeting day, technical support phone numbers will be available on the virtual meeting registration page fifteen minutes prior to the start time of the meeting and will remain available until the Special Meeting has ended.

6 Synchronoss Technologies

Equity Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock as of November 8, 2023 by:
•	Each person, or group of affiliated persons, who is known to us to own beneficially more than five percent (5%) of our Common Stock;
•	Each of our named executive officers;
•	Each of our current directors; and
•	All of our current directors and executive officers as a group.
The table below is based upon information supplied by executive officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through November 8, 2023.
As of November 8, 2023, 93,336,771 shares of our Common Stock were outstanding. The amounts and percentages of our Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The information does not necessarily indicate beneficial ownership for any other purposes. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest. Except as otherwise set forth below, the street address of the beneficial owner is c/o Synchronoss Technologies, Inc., 200 Crossing Boulevard, 8th Floor, Bridgewater, NJ 08807.
	Common Stock Beneficially Owned(1)
Name	Shares	%
B. Riley Financial, Inc.(2)	13,004,101	13.9
180 Degree Capital Corp.(3)	7,822,738	8.3
Allspring Global Investments, LLC(4)	5,348,259	5.7
Directors, Current Executive Officers and Named Executive Officers
Stephen Waldis(5)	983,463	1.1
Jeffrey Miller(6)	1,727,806	1.9
Christopher Hill(7)	671,181	*
Patrick Doran(8)	852,977	*
Louis Ferraro Jr.(9)	430,971	*
Christina Gabrys(10)	199,260	*
Kristin Rinne(11)	361,634	*
Mohan Gyani(12)	312,318	*
Laurie Harris(13)	349,961	*
Martin Bernstein(14)	388,277	*
All current executive officers and directors as a group (11 persons)(15)	6,435,370	6.9
*	Less than 1%
(1)	Does not include 60,826 shares of Series B Preferred Stock, which are non-voting and non-convertible.
(2)
B. Riley Financial, Inc. beneficially owns 12,080,499 shares of Common Stock, with shared voting power with respect to 12,080,499 of such shares and shared dispositive power with respect to 12,080,499 of such shares. Bryant R. Riley beneficially owns 13,004,101 shares of Common Stock, with sole voting power with respect to 923,602 of such shares, sole dispositive power with respect to 923,602 of such shares, with shared voting power with respect to 12,080,499 of such shares and shared dispositive power with respect to 12,080,499 of such shares. Bryant R. Riley may be

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deemed to indirectly beneficially own 923,602 shares of Common Stock, of which (i) 913,774 shares received upon distribution from a limited partnership are held jointly with his wife, Carleen Riley, (ii) 2,457 shares received upon distribution from a limited partnership are held as sole custodian for the benefit of Abigail Riley, (iii) 2,457 shares received upon distribution from a limited partnership are held as sole custodian for the benefit of Charlie Riley, (iv) 2,457 shares received upon distribution from a limited partnership are held as sole custodian for the benefit of Eloise Riley and (iv) 2,457 shares received upon distribution from a limited partnership are held as sole custodian for the benefit of Susan Riley. Bryant R. Riley may also be deemed to indirectly beneficially own the 12,080,499 shares of Common Stock held directly by B. Riley Financial, Inc. Bryant R. Riley disclaims beneficial ownership of the shares held by B. Riley Financial, Inc. in each case except to the extent of his pecuniary interest therein. The address for B. Riley Financial and Bryant R. Riley is 111000 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025. The foregoing information is based on a Schedule 13D filed by B. Riley Financial, Inc. and Bryant R. Riley on March 22, 2023.
(3)
180 Degree Capital Corp. beneficially owns 7,822,738 shares of Common Stock, with shared voting power with respect to 7,822,738 of such shares and shared dispositive power with respect to 7,822,738 of such shares. 180 Degree Capital Corp. disclaims beneficial ownership of 2,355,657 of these shares that are beneficially owned by a separately managed account (“SMA”). 180 Degree Capital Corp. has shared dispositive and voting power over these shares through its position as Investment Manager of the SMA. 180 Degree Capital Corp. disclaims beneficial ownership of these shares owned by SMA except for its pecuniary interest therein. The address for 180 Degree Capital Corp. is 7 N. Willow Street, Suite 4B, Montclair, New Jersey 07042. The foregoing information is based on a Schedule 13G filed by 180 Degree Capital Corp. on February 14, 2023.

(4)
Allspring Global Investments Holdings, LLC. beneficially owns 5,348,259 shares of Common Stock, with sole voting power with respect to 5,153,222 of such shares and sole dispositive power with respect to 5,348,259 of such shares. Allspring Global Investments, LLC has sole voting power with respect to 825,722 of such shares with sole dispositive power with respect to 5,339,023 of such shares. The address for Allspring Global Investments Holdings, LLC is 525 Market Street, 10th Floor, San Francisco, CA 94105. The foregoing information is based on a Schedule 13G filed by Allspring Global Investments Holdings, LLC on January 12, 2023.

(5)	Includes 176,072 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase. Excludes 9,248 shares subject to options not exercisable within 60 days of November 8, 2023.
(6)	Includes 805,200 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase. Excludes 362,517 shares subject to options not exercisable within 60 days of November 8, 2023.
(7)	Includes 266,955 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase. Excludes 135,255 shares subject to options not exercisable within 60 days of November 8, 2023.
(8)	Includes 293,654 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase. Excludes 131,454 shares subject to options not exercisable within 60 days of November 8, 2023.
(9)	Includes 210,049 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase. Excludes 86,816 shares subject to options not exercisable within 60 days of November 8, 2023.
(10)	Includes 111,556 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase. Excludes 48,074 shares subject to options not exercisable within 60 days of November 8, 2023.
(11)	Includes 117,448 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase. Excludes 6,165 shares subject to options not exercisable within 60 days of November 8, 2023.
(12)	Includes 117,448 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase. Excludes 6,165 shares subject to options not exercisable within 60 days of November 8, 2023.
(13)	Includes 117,448 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase. Excludes 6,165 shares subject to options not exercisable within 60 days of November 8, 2023.
(14)	Includes 108,200 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase. Excludes 10,000 shares subject to options not exercisable within 60 days of November 8, 2023.
(15)
Includes 2,411,963 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase. Excludes 838,692 shares subject to options not exercisable within 60 days of November 8, 2023.

8 Synchronoss Technologies

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING
PROPOSAL 1
REVERSE STOCK SPLIT PROPOSAL

The Board Recommends you vote FOR the Reverse Stock Split Proposal

Introduction
Our Board has unanimously approved and declared advisable an amendment to our Certificate of Incorporation, as amended (the “Amendment”), which would effect a reverse stock split of all issued and outstanding shares of our Common Stock (along with any shares of Common Stock held by the Company in treasury), at a ratio ranging from 1-for-5 to 1-for-20, inclusive, and an associated reduction in the number of shares of Common Stock we are authorized to issue, should such Amendment be approved by the stockholders pursuant to this proposal and if the Board determines to effect the Reverse Stock Split. The decision whether or not to effect a Reverse Stock Split and the ratio of any Reverse Stock Split will be determined by the Board following the Special Meeting and prior to December 31, 2023. Our Board has recommended that the proposed Amendment be presented to our stockholders for approval.
Our stockholders are being asked to approve the Reverse Stock Split and the Authorized Capital Change pursuant to this proposal and to grant authorization to the Board to determine, at its option, whether to implement a Reverse Stock Split, including its specific timing and ratio, and the Authorized Capital Change. Should we receive the required stockholder approvals for this proposal, the Board will have the sole authority to elect, at any time on or prior to December 31, 2023, and without the need for any further action on the part of our stockholders, whether to effect a Reverse Stock Split and the number of whole shares of our Common Stock, between and including five (5) and twenty (20), that will be combined into one share of our Common Stock(along with the Authorized Capital Change).
By approving the Reverse Stock Split Proposal, our stockholders will: (a) approve the Amendment pursuant to which any whole number of issued shares of Common Stock between and including five (5) and twenty (20), as determined by our Board, could be combined into one share of Common Stock; (b) approve the Amendment pursuant to which the number of shares of Common Stock we are authorized to issue could be reduced; and (c) authorize the Company to file the Amendment with the Secretary of State of the State of Delaware, in each case as determined by the Board at its sole option. The Board may also elect not to undertake any Reverse Stock Split and the Authorized Capital Change and therefore abandon the Amendment. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split or the Authorized Capital Change. If the Amendment has not been filed with the Secretary of State of the State of Delaware by the close of business on December 31, 2023, our Board will abandon the Reverse Stock Split and the Authorized Capital Change, and stockholder approval would again be required prior to implementing a reverse stock split of our Common Stock or reduction of our authorized share capital.
The form of the proposed Amendment to effect the Reverse Stock Split and the Authorized Capital Change is as set forth in Appendix A (subject to the Board’s selection of the applicable reverse stock split ratio). The Reverse Stock Split, if effected, would affect all of our holders of Common Stock uniformly, except with respect to the treatment of fractional shares. The following description of the proposed Amendment, Reverse Stock Split and Authorized Capital Change is a summary and is subject to the full text of the proposed Amendment.
Background — Reverse Stock Split
On December 27, 2022 we received a letter (the “Letter”) from The NASDAQ Stock Market LLC (“Nasdaq”) notifying us that, because the closing bid price for our Common Stock had been below $1.00 per share for the previous 30 consecutive business days, it no longer complied with the minimum bid price requirement for continued listing on The Nasdaq Global Select Market. The Letter had no immediate effect on our listing on The Nasdaq Global Select Market or on the trading of our Common Stock. The Letter provided us with a compliance period of 180 calendar days, or until June 26, 2023, to regain compliance. We were unable to regain compliance with the bid price requirement by June 26, 2023. However, on June 29, 2023, we received a notice from Nasdaq granting us an additional 180 calendar days, or until December 26, 2023 (the “Second Compliance Period”), to regain compliance with the minimum $1.00 bid price per share. The Second Compliance Period was granted in connection with the transfer of the listing of our Common Stock from The Nasdaq Global Select Market to The Nasdaq Capital Market, which was effective at the opening of business on July 5, 2023. To
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regain compliance, the closing bid price of our Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days during the Second Compliance Period, subject to Nasdaq’s discretion. We provided written notice to Nasdaq of our intention to cure the deficiency during the Second Compliance Period, by effecting a reverse stock split, if necessary.
There can be no assurance that we will regain compliance with the minimum bid price requirement by the end of the second 180-day compliance period on December 26, 2023 or otherwise maintain compliance with the other listing requirements.
If we do not meet the minimum bid price requirement by the end of the Second Compliance Period, our Common Stock will be subject to delisting by Nasdaq. If an issuer’s equity security is delisted from The Nasdaq Capital Market, it may be forced to seek to have its equity security traded or quoted on the OTC Bulletin Board or in the “pink sheets.” Such alternatives are generally considered to be less efficient markets and not as broad as The Nasdaq Capital Market, and therefore less desirable. Accordingly, the delisting, or even the potential delisting, of our Common Stock could have a negative impact on the liquidity and market price of our Common Stock.
As such, our Board believes that it is in the best interest of the Company and its stockholders that the Board has the ability to effect, in its discretion, the Reverse Stock Split to improve the price level of our Common Stock so that we are able to regain compliance with the minimum bid price requirement and minimize the risk of delisting from The Nasdaq Capital Market.
Any delisting from The Nasdaq Capital Market would likely result in further reductions in the market prices of our Common Stock, substantially limit the liquidity of our Common Stock, not only in the number of shares that could be bought and sold at a given price, which might be depressed by the relative illiquidity, but also through delays in the timing of transactions and reduction in media and analyst coverage, and materially adversely affect our ability to raise capital or pursue strategic restructuring, refinancing or other transactions on acceptable terms, or at all. Delisting from The Nasdaq Capital Market could also have other negative results, including the potential loss of institutional investor interest, fewer business development opportunities, and the inability to raise additional required capital. In addition, the SEC has adopted rules governing “penny stocks” that impose additional burdens on broker-dealers trading in stock priced at below $5.00 per share, unless listed on certain securities exchanges. In the event of a delisting, we anticipate taking actions to try to meet The Nasdaq Capital Market’s initial listing standards and submitting an application for our Common Stock to be listed on The Nasdaq Capital Market, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the minimum bid price requirement or prevent future non-compliance with The Nasdaq Capital Market’s listing requirements, whether as to minimum bid price or otherwise.
In addition to regaining compliance with The Nasdaq Capital Market’s minimum bid price listing requirements, we also believe that the Reverse Stock Split and an increase in our stock price may make our Common Stock more attractive to a broader range of institutional and other investors (including funds that are prohibited from buying stocks whose price is below a certain threshold) and facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities, as well as better enable us to raise funds to help finance operations. We understand that many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, which reduces the number of potential purchasers of our Common Stock. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically less attractive to brokers. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, we believe the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Further, lower-priced stocks have a perception in the investment community as being more risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity.
Background — Authorized Capital Change
As a matter of Delaware law, implementation of the Reverse Stock Split does not require a change in the total number of shares of our Common Stock authorized under the Certificate of Incorporation. However, the Amendment will also effect the Authorized Capital Change, which is designed to maintain approximately the same proportion of the total number of authorized shares of Common Stock that are not issued or outstanding following the Reverse Stock Split, subject to adjustments for any fractional shares. This proposed reduction is intended to conform to the requirements of certain entities that make recommendations to stockholders regarding proposals submitted by us, and ensure that we do not have what some stockholders might view as an unreasonably high number of authorized but unissued shares of Common Stock. In addition, the reduction in the number of authorized shares of our Common Stock may also reduce certain of our costs.
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Reverse Stock Split
The Reverse Stock Split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share, the treatment of which is described below.
Our current authorized share capital is 150,000,000 shares of Common Stock, and 150,000 shares of Series B Non-Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). As of November 8, 2023, 93,336,771 shares of Common Stock and 60,826 shares of Preferred Stock were outstanding. Accordingly, our current authorized but unissued share capital is 56,663,229 shares of Common Stock and 89,174 shares of Preferred Stock. The total number of authorized or outstanding shares of Preferred Stock will not be affected by the Reverse Stock Split.
Therefore, as a result of the Reverse Stock Split, the number of outstanding shares of Common Stock would decrease by a specified amount. The determination of the specific ratio for the Reverse Stock Split will not affect the number of shares of Common Stock the Company is authorized to issue after the Reverse Stock Split. Assuming 93,336,771 shares remain outstanding at the time of the Reverse Stock Split, after giving effect to the Authorized Capital Change and the Reverse Stock Split that would result from the listed hypothetical Reverse Stock Split ratios, without giving effect to the treatment of fractional shares, our authorized but unissued Common Stock would be as follows:
			Post Reverse Split
Shares Authorized(1)	Current Shares Outstanding(2)	Reverse Split Ratio(3)	Shares Outstanding	Unissued Shares
150,000,000	93,336,771	5	18,667,354	11,332,646
150,000,000	93,336,771	10	9,333,677	5,666,323
150,000,000	93,336,771	15	6,222,451	3,777,549
150,000,000	93,336,771	20	4,666,838	2,833,162
(1)	Total authorized shares of Common Stock giving effect to the Authorized Capital Change.
(2)
Does not include shares reserved for future issuance pursuant to outstanding options, restricted stock units and future awards under our current and prior equity plans or employee stock purchase plan. Please note that between the date of this Proxy Statement and the date of the Special Meeting, we could engage in transactions involving the issuance of securities that would increase the number of issued or issuable shares from the numbers reflected in the above tables.

(3)	Proposed ratios ranging from 1-for-5 to 1-for-20, inclusive.
The Reverse Stock Split would not change the par value of the Common Stock. The Company will not issue fractional shares for post-Reverse Stock Split shares in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share of Common Stock will have such fractional share rounded up to the nearest whole share.
Criteria to be Used for Determining Reverse Stock Split Ratio
The purpose of a range for the Reverse Stock Split is to give the Board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing investment environment, such as stock price fluctuations, higher inflation, higher interest rates and related factors. In determining which reverse stock split ratio to implement, if any, following receipt of stockholder approval of the Amendment to effect the Reverse Stock Split, the Board may consider, among other things, various factors, such as:
•	the historical and expected trading prices and trading volumes of our Common Stock;
•	The Nasdaq Capital Market Continued Listing Standards requirements;
•	the number of shares of our Common Stock outstanding;
•
the then-prevailing trading prices and trading volumes of our Common Stock and the expected impact of the Reverse Stock Split and the Authorized Capital Change on the trading market for our Common Stock in the short- and long-term;

•	overall trends in the stock market;
•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;
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•	business developments and our actual and projected financial performance; and
•	prevailing general market and economic conditions.
Our Board reserves the right to abandon the Reverse Stock Split and the Authorized Capital Change without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Amendment, even if the authority to effect a Reverse Stock Split has been approved by our stockholders at the Special Meeting. If the Reverse Stock Split Proposal is approved, we could effect the Reverse Stock Split and the Authorized Capital Change at any time after the Special Meeting until December 31, 2023. By voting in favor of the Reverse Stock Split Proposal, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, the Reverse Stock Split and the Authorized Capital Change if it should so decide, in its sole discretion, that such action is in the best interests of the stockholders.
Effectiveness of Reverse Stock Split and Authorized Capital Change
The Reverse Stock Split and Authorized Capital Change would become effective at the effective time set forth in the Amendment (the “Effective Time”).
Procedure for Implementing the Reverse Stock Split and Authorized Capital Change
If Proposal 1 is approved by our stockholders, our Board retains the discretion to effect the Reverse Stock Split and the Authorized Capital Change at any time prior to December 31, 2023 or not at all. Our Board will determine whether such an action is in the best interests of the Company and our stockholders, taking into consideration the factors discussed above and any other factors it considers relevant. The Reverse Stock Split and the Authorized Capital Change would be implemented by filing the Amendment with the Secretary of the State of Delaware, setting forth the ratio used in the Reverse Stock Split
If the Reverse Stock Split is effected, then after the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. Our Common Stock will continue to be listed on The Nasdaq Capital Market under the symbol “SNCR” subject to any future change of listing of our securities.
As soon as practicable after the Effective Time, stockholders will be notified that the Reverse Stock Split has been effected by Equiniti, the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange. Stockholders whose shares are held by a brokerage firm, bank or other similar organization do not need to take any action with respect to the exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. However, these brokerage firms, banks or other similar organizations may have different procedures for processing the Reverse Stock Split, and stockholders whose shares are held by a brokerage firm, bank or other similar organization are encouraged to contact their brokerage firm, bank or other similar organization. Certain registered holders of our Common Stock hold some or all of their respective shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive whole shares of post-Reverse Stock Split Common Stock because the exchange will be automatic.
Principal Effects of the Amendment
Reverse Stock Split — General
The Reverse Stock Split, if implemented by the Board, will reduce the total number of outstanding shares of Common Stock based on the split ratio determined by the Board in its discretion, and it will apply automatically to all shares of our Common Stock, including shares held by the Company in treasury, shares issuable upon the exercise or conversion of outstanding stock options, restricted share units, and other equity securities. The Reverse Stock Split would be effected simultaneously for all shares of our Common Stock, and the split ratio would be the same for all shares of Common Stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in the Company, except with respect to the treatment of fractional shares. The principal effect of the Reverse Stock Split and the Authorized Capital Change will be to proportionately decrease the number of outstanding shares of our Common Stock based on the split ratio selected by our Board.
Voting rights and other rights of the holders of our Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares. The number of stockholders of record will not be affected by the Reverse Stock Split. If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally
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somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.
Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Exchange Act.
You are urged to consult your own tax advisors to determine the tax consequences to you of the Reverse Stock Split.
No Dissenter’s Rights
Under Delaware law, our stockholders will not be entitled to exercise dissenter’s or appraisal rights with respect to the Reverse Stock Split, and the Company does not intend to independently provide stockholders with any such right.
Effect of the Reverse Stock Split on Employee Plans, Stock Options, Restricted Stock Units, and Other Equity Securities
Based upon the split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding stock options, restricted stock units, and other equity securities entitling the holders to acquire, purchase, exchange for, or convert into, shares of Common Stock, including, without limitation, any awards previously granted under our 2015 Equity Incentive Plan, 2000 Stock Plan, 2006 Equity Incentive Plan, 2010 New Hire Equity Incentive Plan, 2017 New Hire Equity Incentive Plan and Employee Stock Purchase Plan. Additionally, the exercise prices of outstanding stock options would increase, likewise in proportion to the reverse stock split ratio. This would result in approximately the same aggregate price being required to be paid under such stock options upon such exercise, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock units or other equity securities will be similarly adjusted, subject in all cases to our treatment of fractional shares. In addition, the number of shares available for issuance upon stock options and other awards granted under our equity incentive plans would be proportionately decreased.
Effect on Preferred Stock
As of the date of this Proxy Statement, there were 60,826 issued or outstanding shares of our Preferred Stock and no outstanding options or warrants to purchase shares of our Preferred Stock. The Reverse Stock Split would not impact the number of authorized or outstanding shares of our Preferred Stock.
Effect on Record and Beneficial Holders
If this proposal is approved by our stockholders and our Board elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities will be exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of Common Stock they hold after the Reverse Stock Split. Non-registered stockholders holding Common Stock through a broker and/or other nominee should note that such brokers and/or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a broker and/or other nominee and if you have questions in this regard, you are encouraged to contact your broker and/or other nominee.
If this proposal is approved by our stockholders and our Board elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from the Company or its exchange agent, as soon as reasonably practicable after the effective date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.
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STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.
Fractional Shares
The Company will not issue fractional shares for post-Reverse Stock Split shares in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share of Common Stock will have such fractional share rounded up to the nearest whole share.
YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.
Accounting Matters
The proposed amendment to the Company’s Certificate of Incorporation will not affect the par value of our Common Stock per share, which will remain $0.0001 par value per share. As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of our Common Stock multiplied by the aggregate number of shares of our Common Stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split and the reduction in the shares of Common Stock outstanding, subject to a minor adjustment in respect of the treatment of fractional shares resulting from the Reverse Stock Split and the issuance of additional fractions sufficient to result in only whole shares remaining outstanding following the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.
Additionally, net income or loss per share for all periods would increase proportionately as a result of a Reverse Stock Split since there would be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of a Reverse Stock Split. If we effect the Reverse Stock Split, in future financial statements we will restate net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split to give retroactive effect to the Reverse Stock Split.
Certain Risks Associated with a Reverse Stock Split and Authorized Capital Change
There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure that the Reverse Stock Split will produce or maintain the desired results. However, our Board believes that the benefits to the Company and our stockholders outweigh the risks and recommends that you vote in favor of the Reverse Stock Split Proposal.
We cannot assure you that the proposed Reverse Stock Split, if effected, will increase our stock price. There can be no assurance that the total market capitalization of our Common Stock (the aggregate value of all of our outstanding Common Stock at the then market price) after the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split, or that the per share market price of our Common Stock following the Reverse Stock Split will either equal or exceed the current per share market price.
At November 10, 2023, the closing sale price of our Common Stock on The Nasdaq Capital Market was $0.46 per share. Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split, if our Board decides to proceed with the Reverse Stock Split, is intended to increase the per share trading price of our Common Stock to exceed the minimum bid price requirement for continued listing on The Nasdaq Capital Market for at least the required period of time. However, we cannot assure you that the market price per share of our Common Stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares of Common Stock outstanding before the Reverse Stock Split. Even if we implement the Reverse Stock Split, the per share trading price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split. The effect of the Reverse Stock Split on the per share trading price of our Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. In many cases, the market price of a company’s shares declines after a reverse stock split, or the market price of a company’s shares immediately after a reverse stock split does not reflect a proportionate or mathematical adjustment to the market price based on the ratio of the reverse stock split. Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the per share trading price of our Common Stock.
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Accordingly, the total market capitalization of our Common Stock and the Company after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split, and it is possible that the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the benefits that we anticipate or that the per share trading price of our Common Stock will not decrease in the future.
The proposed Reverse Stock Split may decrease the liquidity of our Common Stock and result in higher transaction costs.
The liquidity of our Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase proportionately as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock. In addition, although we believe the Reverse Stock Split may enhance the marketability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to investors. While our Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will attract certain types of investors, such as institutional investors or investment funds, and such share price may not satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not improve as a result of the Reverse Stock Split and could be adversely affected by a higher per share price. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our Common Stock as described above.
Even if the Reverse Stock Split is effected, we may not be able to satisfy all of the other requirements for continued listing of our Common Stock on the Nasdaq Capital Market or other stock exchange.
As discussed above, the Board is submitting the Reverse Stock Split proposed to our stockholders for approval with the primary intent of increasing the market price and minimum bid prices of our Common Stock to regain and maintain compliance with the listing requirements of the Nasdaq Capital Market and to make our Common Stock more attractive to a broader range of institutional and other investors. However, continued listing on such exchange requires compliance with a variety of other qualitative and quantitative listing standards. Even if we effect the Reverse Stock Split, we may not be able to satisfy or maintain listing requirements on the Nasdaq Capital Market or any other stock exchange. We cannot provide any assurances that we will be able to maintain a listing of the Common Stock on the Nasdaq Capital Market or any other stock exchange.
Certain Material U.S. Federal Income Tax Considerations of a Reverse Stock Split
The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below) that hold their shares of Common Stock as capital assets for U.S. federal income tax purposes. This summary is based upon the provisions of the U.S. Internal Revenue Code (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.
This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances, including the impact of the alternative minimum tax, the Medicare surtax on net investment income or the special tax accounting rules under Section 451(b) of the Code, or to U.S. Holders that may be subject to special tax rules, including, without limitation: (i) banks, insurance companies, or other financial institutions; (ii) tax-exempt organizations; (iii) dealers in securities or commodities; (iv) regulated investment companies or real estate investment trusts; (v) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vi) traders in securities that elect to use the mark-to-market method of accounting; ( vii) persons whose “functional currency” is not the U.S. dollar; (viii) persons holding our Common Stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (ix) persons who acquired our Common Stock in connection with employment or the performance of services; (x) retirement plans; (xi) persons who are not U.S. Holders (as defined below); or (xii) certain former citizens or long-term residents of the United States. In addition, this summary of certain material U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a
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partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.
This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes, pursuant to Section 368(a)(1)(E) of the Code.
Assuming the Reverse Stock Split qualifies as a “recapitalization” for U.S. federal income tax purposes, then, except as described below with respect to fractional shares, a U.S. Holder generally should not recognize gain or loss as a result of the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of the Common Stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in the shares of the Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of the Common Stock received should include the holding period of the shares of the Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered pursuant to the Reverse Stock Split to shares of Common Stock received pursuant to the Reverse Stock Split. U.S. Holders holding shares of Common Stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
Alternative characterizations of the Reverse Stock Split are possible. For example, while the Reverse Stock Split, if implemented, would generally be treated as a tax-free recapitalization under the Code, stockholders whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share may recognize gain for federal income tax purposes equal to the value of the additional fractional share. However, we believe that, in such case, the resulting tax liability may not be material in view of the low value of such fractional interest. Stockholders should consult their own tax advisors regarding alternative characterizations of the Reverse Stock Split for federal income tax purposes.
Interests of Directors and Executive Officers
Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal that are not shared by all of our other stockholders, except to the extent of their ownership of shares of our Common Stock and other securities exercisable or exchangeable therefor. We have not proposed the Reverse Stock Split Proposal in response to any effort of which we are aware to accumulate our shares of our Common Stock or obtain control of our Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the expected decrease in the number of outstanding shares of Common Stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Vote Required
Approval of the Reverse Stock Split Proposal will require a “For” vote from the majority of the outstanding shares of our Common Stock. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
16 Synchronoss Technologies

PROPOSAL 2
EXCULPATION PROPOSAL
The Board Recommends you vote FOR the Exculpation Proposal
Background
The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware corporations to limit the liability of certain of their officers in limited circumstances. Specifically, the legislation extends the opportunity for Delaware corporations to exculpate their officers, in addition to their directors, for personal liability for breach of the duty of care in certain actions. The new Delaware legislation only permits, and our proposed amendment would only permit, exculpation of such officers from liability for claims brought by or in the right of the corporation, such as derivative claims. Additionally, our proposed amendment would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for so limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf.
Our Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors and our Board believes that the proposal to extend exculpation to officers is fair and in the best interests of the Company and its stockholders.
This proposal is separate and independent from the Reverse Stock Split Proposal. If both proposals are approved, we will combine the proposed changes in Appendix A and Appendix B into one amendment to our Restated Certificate of Incorporation.
Reasons for the Proposed Amendment
Our Board believes it is appropriate for public companies in states that allow exculpation of officers to have exculpation clauses in their company charter. In exercising their fiduciary duties, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of the Company and its stockholders. We expect many of our peers to adopt exculpation clauses that limit the personal liability of officers in their Certificate of Incorporation and failing to adopt the amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.
The proposed amendment would better position the Company to attract top talent and retain our current officers and also help enable the officers to exercise their business judgment in furtherance of the interests of the Company and its stockholders. Additionally, it will more generally align the protections for our officers with those protections afforded to the Company’s directors.
Taking into account the narrow class and type of claims for which officers’ liability would be exculpated, consistent with the protection in the Certificate of Incorporation currently afforded our directors, the Board believes it is necessary to provide protection to the Company’s officers to the fullest extent permitted by law in order to attract and retain top talent, and believes that extending exculpation to the officers is fair and in the best interest of the Company and its stockholders. The Board, subject to the approval by the stockholders at the Special Meeting, approved an amendment to the Certificate of Incorporation to provide such exculpation to the fullest extent permitted by Delaware law. The Board has recommended the submission of this amendment for stockholder approval at the Special Meeting.
The proposed amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any director or officer.
Effect of the Proposed Amendment
If the amendment is approved by the stockholders, the amendment will become effective upon filing of the Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State, which the Company anticipates filing promptly following the Special Meeting. The complete text of the proposed amendment is set forth in Appendix B to this proxy statement.
Vote Required
Approval of the Exculpation Proposal will require a “For” vote from the majority of the outstanding shares of our Common Stock. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
Synchronoss Technologies 17

PROPOSAL 3
ADJOURNMENT PROPOSAL

The Board Recommends you vote FOR the Adjournment Proposal

Stockholders are being asked to consider and vote upon an adjournment by stockholders of the Special Meeting from time to time, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Proposal.
Vote Required
The approval of the Adjournment Proposal will require a “For” vote from the majority of the outstanding shares that are present at the Special Meeting or represented by proxy and cast affirmatively or negatively at the Special Meeting. Abstentions will have no effect on the outcome of the Adjournment Proposal.
18 Synchronoss Technologies

NO INCORPORATION BY REFERENCE
In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. This Proxy Statement includes several website addresses. These website addresses (including our corporate website at www.synchronoss.com) are intended to provide inactive, textual references only and are not intended to be active hyperlinks in this proxy. The information on these websites is not part of this Proxy Statement.
Synchronoss Technologies 19

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING
If you have any questions or require any assistance with voting your shares or need additional copies of this Proxy Statement or voting materials, please contact:
Christina Gabrys
Chief Legal Officer, Secretary
Synchronoss Technologies, Inc.
200 Crossing Boulevard, 8th Floor
Bridgewater, NJ 08807
(800) 575-7606
Or
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 20018
(800) 322-2885
20 Synchronoss Technologies

OTHER MATTERS
Our Board does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider stockholder proposals that are timely and comply with the provisions of our amended and restated bylaws (including proposals omitted from the Proxy Statement and form of Proxy pursuant to the proxy rules of the SEC) and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
It is important that your shares are represented at the Special Meeting. Whether or not you plan to attend and vote at the Special Meeting, please vote using the internet or by telephone or by signing and returning a proxy card, if you have received one, so that your shares will be represented at the Special Meeting. This Proxy Statement has been approved by the Board of Directors and are being mailed, delivered, or made available to stockholders by its authority.
The Board of Synchronoss Technologies, Inc.
Bridgewater, New Jersey
November 13, 2023
Synchronoss Technologies 21

Appendix A

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF SYNCHRONOSS TECHNOLOGIES, INC.
a Delaware corporation

(Pursuant to Section 242 and 245 of
The Delaware General Corporation Law)
Synchronoss Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law (the “DGCL”),
DOES HEREBY CERTIFY:
FIRST: That the name of this corporation is Synchronoss Technologies, Inc. and that this corporation was originally incorporated pursuant to the DGCL on September 19, 2000 under the name Synchronoss Technologies, Inc.
SECOND: That a resolution was duly adopted on November 2, 2023, by the Board of Directors of the Corporation (the “Board”) setting forth an amendment to the certificate of incorporation of the Corporation (the “Certificate of Incorporation”), as previously filed with the Secretary of State of the State of Delaware, and declaring said amendment to be advisable. The stockholders of the Corporation duly approved and adopted said proposed amendment at the special meeting of stockholders held on December 4, 2023. The proposed amendment, which has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, is as follows:
The first paragraph of Article IV of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:
The Corporation is authorized to issue two classes of stock to be designated common stock (“Common Stock”) and preferred stock (“Preferred Stock”). The number of shares of Common Stock authorized to be issued is [  ]1 million ([  ]), par value $0.0001 per share, and the number of shares of Preferred Stock authorized to be issued is ten million (10,000,000), par value $0.0001 per share.
Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation, each [•]2 shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. If, upon aggregating all of the Common Stock held by a holder of Common Stock immediately following the Reverse Stock Split, a holder of Common Stock would otherwise be entitled to a fractional share of Common Stock, the Corporation shall issue to such holder such fractions of a share of Common Stock as are necessary to round the number of shares of Common Stock held by such holder up to the nearest whole share.
THIRD: All other provisions of the Certificate of Incorporation shall remain in full force and effect.
FOURTH: The foregoing amendment shall be effective upon the filing with the Secretary of State of the State of Delaware.
[1]
This number will be a whole number equal to a number of shares of Common Stock ascertained by dividing (i) the total number of authorized shares of Common Stock set forth in the Restated Certificate of Incorporation as in effect immediately prior to the Effective Time by (ii) a whole number equal to or greater than five (5) and equal to or lesser than twenty (20), which number is referred to as the “Reverse Split Factor” (it being understood that any such whole number determined by such formula shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the DGCL). The Board of the Corporation shall select the Reverse Split Factor prior to the filing of the Certificate of Amendment and any amendment not setting forth the Reverse Split Factor selected by the Board and included in the Certificate of Amendment filed with the Secretary of State shall be automatically abandoned upon the filing of such Certificate of Amendment.

[2]
Shall be the Reverse Split Factor (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the DGCL).

22 Synchronoss Technologies

Appendix B

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF SYNCHRONOSS TECHNOLOGIES, INC.
a Delaware corporation

(Pursuant to Section 242 and 245 of
The Delaware General Corporation Law)
Synchronoss Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law (the “DGCL”),
DOES HEREBY CERTIFY:
FIRST: That the name of this corporation is Synchronoss Technologies, Inc. and that this corporation was originally incorporated pursuant to the DGCL on September 19, 2000 under the name Synchronoss Technologies, Inc.
SECOND: That a resolution was duly adopted on November 2, 2023, by the Board of Directors of the Corporation (the “Board”) setting forth an amendment to the certificate of incorporation of the Corporation (the “Certificate of Incorporation”), as previously filed with the Secretary of State of the State of Delaware, and declaring said amendment to be advisable. The stockholders of the Corporation duly approved and adopted said proposed amendment at the special meeting of stockholders held on December 4, 2023. The Certificate of Incorporation is hereby amended by adding new Article X as follows:
To the fullest extent permitted by applicable law, as the same exists or as may hereafter be amended from time to time, an officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, provided that this provision shall not eliminate or limit the liability (i) for any breach of his or her duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) for any transaction from which the officer derives any improper personal benefit, or (iv) in any action by or in the right of the Corporation. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article X to authorize corporate action further eliminating or limiting the personal liability of officers, then the liability of the officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.
Any amendment, repeal or modification of this Article X by the stockholders of the Corporation shall not adversely affect any right or protection of an officer of the Corporation existing at the time of, or increase the liability of any officer of the Corporation with respect to any acts or omissions of such officer occurring prior to, such amendment, repeal or modification. All references in this Article X to an officer shall mean such persons as defined in Section 102(b)(7) of the Delaware General Corporation Law.
THIRD: The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the DGCL.
FOURTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.
FIFTH: The foregoing amendment shall be effective upon the filing with the Secretary of State of the State of Delaware.
Synchronoss Technologies 23

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/SNCR2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000622296_1 R1.0.0.6

SYNCHRONOSS TECHNOLOGIES, INC.
Special Meeting of Stockholders
December 4, 2023 9:00 A.M. ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Christina B. Gabrys and Cara Blaszka, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SYNCHRONOSS TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on December 4, 2023 9:00 A.M. ET, via a live webcast at www.virtualshareholdermeeting.com/SNCR2023SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000622296_2 R1.0.0.6